EXHIBIT 10.69

NTC/MICRON CONFIDENTIAL

MICRON GUARANTY AGREEMENT

    This GUARANTY (this “Guaranty”) is made and entered into as of the 26th day of November, 2008, by Micron Technology, Inc., a Delaware corporation (“Guarantor”), in favor of Nanya Technology Corporation Nanya Technology Corporation [Translation from Chinese], a company incorporated under the laws of the ROC (“Beneficiary” or “NTC”).  Capitalized terms used in this Guaranty shall have the respective meanings ascribed to such terms in Article I of this Guaranty or as otherwise provided in Section 1.2.  All capitalized terms used in this Guaranty but not otherwise defined, shall have the meanings ascribed to them in the Joint Venture Agreement, of even date herewith, between Micron Semiconductor B.V., a private limited liability company organized under the laws of the Netherlands (“MNL”) and Beneficiary (the “Joint Venture Agreement”).

RECITALS

    A.          Beneficiary and Infineon Technologies AG, a company incorporated under the laws of Germany (“Infineon”), have previously formed Inotera Memories, Inc. Inotera Memories Inc. [Translation from Chinese], a company incorporated under the laws of the ROC (the “Joint Venture Company”).

    B.           Infineon subsequently assigned to Qimonda AG, a company incorporated under the laws of Germany (hereinafter “Qimonda”), all of Infineon’s Shares in the Joint Venture Company.

    C.           In accordance with that certain Share Purchase Agreement, dated October 11, 2008, by and between MNL and Qimonda, MNL is acquiring Shares in the Joint Venture Company from Qimonda.

    D.           MNL and Beneficiary are entering into the Joint Venture Agreement to set forth certain agreements regarding the ownership, governance and operation of the Joint Venture Company.

    E.           Guarantor is the direct or indirect owner of all the equity securities of MNL, and Guarantor will, as a consequence, benefit from the consummation of the transactions contemplated by the Joint Venture Agreement.

    F.           Beneficiary is not willing to enter into the Joint Venture Agreement unless Guarantor agrees to be bound by the terms of this Guaranty.

    G.           In order to induce Beneficiary to enter into the Joint Venture Agreement, Guarantor has agreed to execute and deliver to Beneficiary this Guaranty.

    NOW THEREFORE, for good and valuable consideration, including the inducement of Beneficiary to consummate the transactions contemplated by the Joint Venture Agreement, and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

NTC/MICRON CONFIDENTIAL

ARTICLE I.  DEFINITIONS

    Section 1.1 Defined Terms.  For purposes of this Guaranty, the following terms will have the following meanings when used herein with initial capital letters:

    “Applicable Law” means any applicable laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity.

    “Beneficiary” shall have the meaning set forth in the preamble of this Guaranty.

    “Guarantor” shall have the meaning set forth in the preamble of this Guaranty.

    “Guaranty” shall have the meaning set forth in the preamble of this Guaranty.

    “Guaranty Obligations” shall have the meaning set forth in Section 2.1 of this Guaranty.

    “Infineon” shall have the meaning set forth in the Recitals.

    “Joint Venture Agreement” shall have the meaning set forth in the preamble of this Guaranty.

    “Joint Venture Company” shall have the meaning set forth in the Recitals.

    “MNL” shall have the meaning set forth in the preamble of this Guaranty.

    “NTC” shall have the meaning set forth in the preamble of this Guaranty.

    “Party” means Guarantor or Beneficiary individually, and “Parties” means Guarantor and Beneficiary collectively.

    “Person” means any natural person, corporation, joint stock company, limited liability company, association, partnership, firm, joint venture, organization, business, trust, estate or any other entity or organization of any kind or character.

    “Qimonda” shall have the meaning set forth in the Recitals.

    “ROC” or “Taiwan” means the Republic of China.

    Section 1.2 Certain Interpretative Matters.

(a) Unless the context requires otherwise, (1) all references to Sections, Articles or Recitals are to Sections, Articles or Recitals of this Guaranty, (2) words in the singular include the plural and vice versa, (3) the term “including” means “including without limitation,” and (4) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Guaranty as a whole and not to any individual section or portion hereof.  All references to “day” or “days” mean calendar days.

DLI-6216547v4

(b) No provision of this Guaranty will be interpreted in favor of, or against, either Party by reason of the extent to which (1) such Party or its counsel participated in the drafting thereof, or (2) such provision is inconsistent with any prior draft of this Guaranty or such provision.

ARTICLE II. GUARANTY

    Section 2.1 Guaranty Obligations.  Subject to the terms and conditions set forth in this Guaranty, Guarantor hereby irrevocably and unconditionally guarantees the prompt performance by MNL of its obligations under the Joint Venture Agreement (the “Guaranty Obligations”).

    Section 2.2 Nature of Guaranty.  Insofar as the payment by MNL of any sums of money to the Joint Venture Company or the Beneficiary is involved, this Guaranty is a guarantee of payment and not of collection.  Should the Joint Venture Company or the Beneficiary be obligated by any bankruptcy or other law to repay to MNL, Guarantor, or any trustee, receiver or other representative of either of them, any amounts previously paid, this Guaranty will be reinstated to the amount of such repayments.

    Section 2.3 Independent Obligations.  Except as specifically provided for in this Guaranty, the obligations of Guarantor under this Guaranty are independent of the obligations of MNL under the Joint Venture Agreement.  Upon any default by MNL in the performance of the Guaranty Obligations, Beneficiary may immediately proceed against Guarantor hereunder without bringing action against or joining MNL.

    Section 2.4 Defenses to Enforcement.  It will not be a defense to the enforcement of this Guaranty that MNL’s execution and delivery of the Joint Venture Agreement was unauthorized or otherwise invalid, or that any of MNL’s obligations thereunder are otherwise unenforceable.  Guarantor intends this Guaranty to apply in respect of the obligations of MNL that would arise under the Joint Venture Agreement if all of the provisions thereof were enforceable against MNL in accordance with their terms.

    Section 2.5 Action with Respect to the Guaranty Obligations.  Guarantor agrees that the obligations of Guarantor hereunder are unconditional and irrevocable under the circumstances set forth in the Joint Venture Agreement, subject to the terms and conditions of this Guaranty, and will not be impaired, released, terminated, discharged or otherwise affected except by performance thereof in full.  Without limiting the generality of the foregoing, such obligations of Guarantor will not be affected by any of the following:

(a) any modification or amendment of, or addition or supplement to, the Joint Venture Agreement agreed to in writing by Guarantor or MNL, unless also agreed to in writing by Beneficiary;

(b) any exercise or non-exercise of any right, power or remedy under, or in respect of, the Joint Venture Agreement;

(c) any waiver, consent, release, extension, indulgence or other action, inaction or omission under, or in respect of, the Joint Venture Agreement, unless also agreed to in writing by Beneficiary;

DLI-6216547v4

NTC/MICRON CONFIDENTIAL

(d) any insolvency, bankruptcy or similar proceeding involving or affecting MNL or any liquidation or dissolution of MNL; or

(e) any failure of MNL to comply with any of the terms or conditions of the Joint Venture Agreement.

    Section 2.6 Delays; Waivers.  No delay by Beneficiary in exercising any right, power or privilege under this Guaranty or failure to exercise the same will constitute a waiver or otherwise affect such right, power or privilege, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No notice to or demand on Guarantor will be deemed to be a waiver of (a) any obligation of MNL or (b) any right of Beneficiary to take any further action or exercise any rights under this Guaranty or the Joint Venture Agreement.

    Section 2.7 Defenses.  Notwithstanding the foregoing, nothing in this Guaranty will restrict Guarantor from raising the defense of prior payment or performance by MNL of the obligations which Guarantor may be called upon to pay or perform under this Guaranty or the defense (other than a defense referred to in Section 2.4 of this Guaranty) that there is no obligation on the part of MNL with respect to the matter claimed to be in default under the Joint Venture Agreement.

    Section 2.8 Representations and Warranties.  Guarantor hereby represents and warrants to Beneficiary that:

(a) Guarantor shall follow and abide by the restriction on unilateral purchases of the Shares of Joint Venture Company under Section 3.3 of the Joint Venture Agreement;

(b) Guarantor owns, directly or indirectly, all of the equity securities of MNL;

(c) Guarantor has the authority, capacity and power to execute and deliver this Guaranty and to consummate the transactions contemplated hereby;

(d) this Guaranty constitutes the valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms; and

(e) neither the execution and delivery by Guarantor of this Guaranty nor the performance by Guarantor of the transactions contemplated hereby will violate, conflict with or constitute a default under (1) any Applicable Law or other law to which either Guarantor or any of its assets is subject, or (2) any contract to which Guarantor is a party or is bound, except where such conflict, violation, default, termination, cancellation or acceleration would not materially impair the ability of Guarantor to perform its obligations under this Guaranty.

ARTICLE III.  MISCELLANEOUS

    Section 3.1 Entire Agreement.  This Guaranty constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral, between the Parties with respect to the subject matter hereof.

DLI-6216547v4

NTC/MICRON CONFIDENTIAL

    Section 3.2 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmation of delivery by a standard overnight or recognized international carrier, or (c) delivery in person, addressed at the following addresses (or at such other address for a Party as shall be specified by like notice):

(1)       if to Beneficiary:

Nanya Technology Corporation
Hwa-Ya Technology Park 669
Fuhsing 3 RD. Kueishan
Taoyuan, Taiwan, ROC
Attn:  Legal  department
Facsimile: 886-3-396-2226

(2)        if to Guarantor:

Micron Technology, Inc.
8000 S. Federal Way
Mail Stop 1-507
Boise, ID 83716
Attn: General Counsel
Facsimile: (208) 368-4537

    Section 3.3 Amendments and Waivers.

(a) Any provision of this Guaranty may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b) The failure at any time of a Party to require performance by the other Party of any responsibility or obligation required by this Guaranty shall in no way affect a Party’s right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Guaranty by the other Party constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.  The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

    Section 3.4 Choice of Law.  This Guaranty shall be construed and enforced in accordance with and governed by the laws of the ROC, without giving effect to the principles of conflict of laws thereof.

    Section 3.5 Jurisdiction; Venue.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Guaranty shall be brought in a court located in the Taipei District Court, Taiwan and each of the Parties hereby consents and submits to the exclusive jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the

DLI-6216547v4

NTC/MICRON CONFIDENTIAL

laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

    Section 3.6 Counterparts.  This Guaranty may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

    Section 3.7 Headings.  The headings of the Articles and Sections in this Guaranty are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

    Section 3.8 Severability.  Should any provision of this Guaranty be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Guaranty shall remain in full force and effect in all other respects.  Should any provision of this Guaranty be or become ineffective because of changes in Applicable Law or interpretations thereof, or should this Guaranty fail to include a provision that is required as a matter of law, the validity of the other provisions of this Guaranty shall not be affected thereby.  If such circumstances arise, the Parties shall negotiate in good faith appropriate modifications to this Guaranty to reflect those changes that are required by Applicable Law.

[SIGNATURE PAGES FOLLOW]

DLI-6216547v4

NTC/MICRON CONFIDENTIAL

IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date first written above.

NANYA TECHNOLOGY CORPORATION

By:	/s/ Jih Lien
Jih Lien
President

THIS IS A SIGNATURE PAGE FOR THE MICRON GUARANTY AGREEMENT
ENTERED INTO BY AND BETWEEN NTC AND MICRON

NTC/MICRON CONFIDENTIAL

MICRON TECHNOLOGY, INC.

By:	/s/ D. Mark Durcan
D. Mark Durcan
President and Chief Operating Officer

THIS IS A SIGNATURE PAGE FOR THE MICRON GUARANTY AGREEMENT
ENTERED INTO BY AND BETWEEN NTC AND MICRON